Exhibit 3.23

CERTIFICATE OF INCORPORATION

OF

CSX CANADA PAYROLL SERVICES, INC.

1.	The name of the corporation is CSX CANADA PAYROLL SERVICES, INC.

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.	The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and in general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

4.	The total number of shares of stock which the corporation shall have authority to issue is 1,000 shares of common stock, $1.00 par value.

5.	The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statue, and all rights conferred upon stockholders herein are granted subject to this reservation.

6.	A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (I) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

The undersigned Incorporator hereby acknowledges that the foregoing certificate of incorporation is her act and deed and that the facts stated therein are true.

Patricia J. Aftoora
Incorporator
500 Water Street, S/C J-160
Jacksonville, FL 32202

Dated: May 7, 1997

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:15 PM 05/07/1997 971149753 – 2748755

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 12/29/1997 981000999 – 2748755

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

CSX CANADA PAYROLL SERVICES, INC.

UNDER SECTION 242 OF DELAWARE GENERAL CORPORATION LAW

CSX CANADA PAYROLL SERVICES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, certifies that:

FIRST: The Board of Directors of the corporation by unanimous written consent dated December 15, 1997, adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the corporation, declaring the amendment to be advisable and calling a meeting of the sole stockholder of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

“RESOLVED that the Certificate of Incorporation of this corporation be amended by changing Article 1 so that, as amended, Article 1 shall be and read in its entirety as follows:

1.	The name of the corporation is SEA-LAND PAYROLL SERVICES, INC.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the sole stockholder of the corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: The amendment was duly adopted in accordance with the provisions of Section 242 of Delaware General Corporation Law.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said CSX CANADA PAYROLL SERVICES, INC., has caused this Certificate to be signed by Patricia J. Aftoora, its Vice-President, this 29th day of December, 1997.

CSX CANADA PAYROLL SERVICES, INC.

Patricia J. Aftoora
Vice-President
500 Water Street, S/C J-160
Jacksonville, FL 32202

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 03:00 PM 05/01/2000 001221877 – 2748755

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SEA-LAND PAYROLL SERVICES, INC.

* * * * *

SEA-LAND PAYROLL SERVICES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation by the Unanimous Written Consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of incorporation of SEA-LAND PAYROLL SERVICES, INC. be amended by changing the First Article thereof so that, as amended, said Article shall be and shall read as follows:

“The name of the corporation is SL PAYROLL SERVICES, INC.”

SECOND: That in lieu of a meeting and vote of the sole stockholder, the sole stockholder has given Unanimous Written Consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said SEA-LAND PAYROLL SERVICES, INC. has caused this certificate to be signed by Robert S. Zuckerman, its Secretary, this 1st day of May, 2000.

Robert S. Zuckerman
Secretary

State of Delaware

Certificate of Conversion

Pursuant to Title 8, Chapter 1, Sections 266 and 103 of the Delaware General Corporation Law, as applicable, the undersigned entity does hereby submit this Certificate of Conversion for the purpose of converting to a different business entity.

The name of the converting business entity is SL Payroll Services, Inc.

The name under which the converting business entity was originally incorporated is CSX Canada Payroll Services, Inc.

The converting business entity is a domestic corporation.

The converting business entity originally filed its certificate of incorporation with the Secretary of State of Delaware on May 7, 1997.

The name of the resulting business entity is SL Payroll Services, LLC.

The resulting business entity is a domestic limited liability company.

The organization and internal affairs of the resulting business entity are governed by the laws of the State of Delaware.

The plan of conversion has been approved by the Board of Directors and by the stockholders of the corporation in accordance with Title 8, Chapter 1, Section 266 of the Delaware General Corporation Law.

This is the 11th day of February, 2003.

Robert S. Zuckerman, Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:30 PM 02/12/2003 030094938 – 2748755

STATE OF DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

OF

SL PAYROLL SERVICES, LLC

1. The name of the limited liability company is SL PAYROLL SERVICES, LLC.

2. The address of the company is 2101 Rexford Road, Suite 350 West, Charlotte, North Carolina.

3. The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, New Castle County. The name of its registered agent at such address is The Corporation Trust Company.

4. This Company shall have perpetual existence and may carry on any lawful business, purpose or activity pursuant to Delaware Corporation Law, Limited Liability Company Act, Chapter 18, Section 18-106.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of SL PAYROLL SERVICES, LLC this 11th day of February, 2003.

CSX LINES, LLC

Authorized Person

BY:
Robert S. Zuckerman, Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:30 PM 02/12/2003 030094938 – 2748755